Attachment to Form 4
JOINT FILER INFORMATION
Name and Address:	Third Point LLC
390 Park Avenue
New York, NY 10022
Date of Event Requiring Statement:	08/18/16
Issuer and Ticker Symbol:	Kadmon Holdings, Inc. [KDMN]
Relationship to Issuer:	10% Owner
Designated Filer:	Daniel S. Loeb
TABLE I INFORMATION
Title of Security:	Common Stock
Transaction Date:	August 18, 2016
Transaction Code:	P
Amount of Securities and Price:	1,262 at $10.00 per share
Securities Acquired (A) or Disposed of (D):	A
Amount of Securities Beneficially Owned Following Reported Transactions:	7,706,645
Ownership Form:	I
Nature of Indirect Beneficial Ownership:	See Footnote (1) in the Form 4
Title of Security:	Common Stock
Transaction Date:	August 19, 2016
Transaction Code:	P
Amount of Securities and Price:	10,000 at $9.9993 per share
Securities Acquired (A) or Disposed of (D):	A
Amount of Securities Beneficially Owned Following Reported Transactions:	7,716,645
Ownership Form:	I
Nature of Indirect Beneficial Ownership:	See Footnote (1) in the Form 4
Title of Security:	Common Stock
Transaction Date:	August 22, 2016
Transaction Code:	P
Amount of Securities and Price:	43 at $10.00 per share
Securities Acquired (A) or Disposed of (D):	A
Amount of Securities Beneficially Owned Following Reported Transactions:	7,716,688
Ownership Form:	I
Nature of Indirect Beneficial Ownership:	See Footnote (1) in the Form 4
Signature	THIRD POINT LLC
By: DANIEL S. LOEB, Chief Executive Officer
	By:	/s/ William Song
	Name:	William Song
	Title:	Attorney-in-Fact
/s/ William Song
WILLIAM SONG, as attorney-in-fact for DANIEL S. LOEB